Exhibit 99.1

SuRo Capital Corp. Announces Plan to Transition to Externally Managed Structure

& First Quarter 2026 Preliminary Investment Portfolio Update

Board Approves Joint Venture with Magnetar to Serve as New Investment Adviser

Net Asset Value Anticipated to be $14.00 to $14.50 Per Share

NEW YORK, NY, April 7, 2026 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced that its Board of Directors approved a proposal to transition from an internally managed business development company (“BDC”) to an external management structure. Neostellar Advisors LLC, a joint venture established by SuRo Capital with Magnetar, a multi-strategy alternative investment platform, will serve as investment adviser of the BDC, subject to stockholder approval.

Additionally, SuRo Capital provided a preliminary update on its investment portfolio for the first quarter ended March 31, 2026.

“We are pleased to announce a joint venture with Magnetar to form a new external investment adviser. In connection with this partnership, our Board of Directors has approved the externalization of our management structure, which we believe will enhance our ability to create long-term shareholder value through a strong strategic relationship and a streamlined fee structure,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“We have partnered with and invested alongside Magnetar in the past and are excited to expand that relationship in a more formal way. Magnetar brings significant scale with approximately $18 billion in assets under management, more than 20 years of investment experience, and a strong track record of investments in differentiated venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. We believe Magnetar’s expertise, particularly within the AI infrastructure ecosystem, will strengthen our ability to identify attractive investment opportunities, deepen our insight into emerging technology trends, and further enhance our successful long-standing investment strategy.”

Mr. Klein continued, “As previewed on our last earnings call, we currently anticipate SuRo Capital’s net asset value as of March 31, 2026 to be between $14.00 and $14.50 per share. This substantial appreciation from year-end 2025 underscores the continued strength of several of our largest positions, including OpenAI’s recently announced financing and WHOOP’s announced Series G financing at a $10.1 billion valuation. Together, these developments reinforce both the scale of demand we are seeing and the continued maturation of several notable pre-IPO businesses within our portfolio.”

“Looking ahead, we are encouraged by the momentum across our portfolio and by the opportunities created through our proposed relationship with Magnetar. We believe this relationship enhances our investment capabilities, expands our access to high-quality private companies, and supports our disciplined approach to long-term shareholder value creation. We remain committed to transparency, thoughtful capital allocation, and delivering strong outcomes for our shareholders,” Mr. Klein concluded.

As previously reported, SuRo Capital’s net assets totaled approximately $205.3 million, or $8.09 per share, at December 31, 2025, and approximately $156.8 million, or $6.66 per share, at March 31, 2025. As of March 31, 2026, SuRo Capital’s net asset value is estimated to be between $14.00 and $14.50 per share.

Externalization

On April 2, 2026, SuRo Capital’s Board of Directors, including all of its independent directors, unanimously approved a proposal to transition from an internally managed BDC to an externally managed structure through a new investment advisory agreement with Neostellar Advisors LLC, an entity jointly owned by certain current SuRo Capital employees and Magnetar Holdings LLC, which is affiliated with Magnetar’s multi-strategy alternative investment platform. The externalization is expected to provide access to enhanced investment sourcing and due diligence capabilities through Magnetar’s fully integrated platform, preserve all realized gains on the Company’s existing portfolio for the benefit of stockholders through the exclusion of pre-existing investments from any incentive fee calculations, and result in annual expense savings. In connection with the externalization, an affiliate of the Magnetar management company will make an investment in the Company, and the Company’s current management team, including Mark D. Klein and Allison Green, will continue in their current capacities. The externalization is subject to stockholder approval, and additional details are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2026.

Investment Portfolio Update

As of March 31, 2026, SuRo Capital held positions in 36 portfolio companies – 33 privately held and 3 publicly held.

During the three months ended March 31, 2026, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of March 31, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

During the three months ended March 31, 2026, SuRo Capital exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	440,246	$3.08	$1.4 million	$0.9 million
True Global Ventures 4 Plus Pte Ltd	3/5/2026	12.3%	—	$0.2 million	$—

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 31, 2026, SuRo Capital holds 599,754 shares of GrabAGun Digital Holdings, Inc.

SuRo Capital’s liquid assets were approximately $46.0 million as of March 31, 2026, consisting of cash and securities of publicly traded portfolio companies at quarter-end.

As of March 31, 2026, there were 25,387,393 shares of the Company’s common stock outstanding.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its first quarter ended March 31, 2026 results in May 2026.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. With respect to the externalization, these risks and uncertainties include, but are not limited to: the ability to obtain the required stockholder approval; the ability to retain key personnel; the ability to realize the anticipated benefits of the externalization; and the impact of the externalization on the Company’s business, financial condition, and results of operations. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of SuRo Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public’s gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at www.surocap.com.

About Magnetar

Founded in 2005, Magnetar is a multi-strategy and multi-product alternative investment manager that seeks to achieve stable risk-adjusted returns by opportunistically employing a wide range of alternative credit & fixed income, quantitative, and venture investment strategies. Magnetar invests across the capital structure in both public and private transactions utilizing both fundamental and quantitative analyses. Currently run by two managing partners – Ross Laser and Dave Snyderman – Magnetar is headquartered in Evanston, Illinois. Magnetar and its affiliates employ a team of approximately 224 professionals as of March 31, 2026, and maintain four satellite offices in New York, London, Menlo Park, and Austin.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com